Exhibit (a)(1)(H)

Welcome, on behalf of: inbox 1item Review offering document: 2 minute(s) ago – effective e 07/06/2022 go to inbox applications 11 items personal information time and Absence dashboards absence pay my team management onboarding my team

Actions archive viewing: all sort by: newest review offering document: 2 minute(s) ago-effective 07/06/2022 review offering document review documents for edit worker additional data event: -customer success mgmt. 3 on 07/06/2022 2 minutes(s) ago – effective 07/06/2022 documents document udemy-offer to exchange instructions review and acknowledgment of the attached documents is required to move to the election page. Signature statement I acknowledge that I have read the document and agree. I agree document udemy – offer to exchange election from instructions review and acknowledgment of the attached documents is required to move to the election page. Signature statement I acknowledgment that I have read the document and agree I agree

Complete questionnaire ‘equity conversion questionnaire 11.13 & 23.55 & 34.14’ for edit worker additional data event: -customer success mgmt. 3 on 07/06/2022 equity conversion questionnaire review your stock option awards in your E*trade account at www.etrade.come for your eligible awards with an exercise price of $11.13 please make an election below (required) pursuant to the election form, I wish to participate in the offer as to all of my eligible awards with an exercise price of $11.13 each, all of my eligible awards at this exercise price will be cancelled irrevocable on the cancellation date, expected to be august 6, 2022. I do not wish to participate in the offer as to all of my eligible awards with an exercise price of $11.13 each for your eligible awards with an exercise price of $23.55 $34.14 please make an election below pursuant to the election form, I wish to participate in the offer as to all of my eligible awards with an exercise price of $34.14 each. All of my eligible awards at this exercise price will be cancellation date, expected to be august 6, 20222. I do not wish to participate in the offer as to all of my eligible awards with an exercise price of $34.14 each.